Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333- 262623 on Form S-8 of Troika Media Group, Inc. of our report dated March 7, 2023 relating to the financial statements appearing in this Annual Report on Form 10-K. /s/ RBSM LLP New York, New York March 7, 2023